UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

MADISON SQUARE GARDEN SPORTS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-4111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

Employment Agreement with James L. Dolan

On April 20, 2023, Madison Square Garden Sports Corp. (the “Company”) amended and restated the existing employment agreement with James L. Dolan, the Company’s Executive Chairman (the “Amended and Restated Dolan Employment Agreement”). The Amended and Restated Dolan Employment Agreement is substantially the same as the existing employment agreement between the Company and Mr. Dolan, except that the Amended and Restated Dolan Employment Agreement recognizes that Mr. Dolan will be employed by Madison Square Garden Entertainment Corp. (formerly MSGE Spinco, Inc. and referred to herein as “MSG Entertainment”) and will continue to be employed by Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp. and referred to herein as “Sphere Entertainment”) during his employment with the Company.

The description above is qualified in its entirety by reference to the Amended and Restated Dolan Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Employment Agreement with Alex Shvartsman

On April 25, 2023, the Company and Alex Shvartsman, the Senior Vice President, Controller and Principal Accounting Officer of the Company, entered into an employment agreement (the “Shvartsman Employment Agreement”), effective as of April 17, 2023. The Shvartsman Employment Agreement is substantially the same as the existing employment agreement between the Company and Mr. Shvartsman, except that (i) the annual base salary will be not less than $435,000 and (ii) the scheduled expiration date of the Employment Agreement is April 17, 2026.

The description above is qualified in its entirety by reference to the Shvartsman Employment Agreement, which is attached as Exhibit 10.2 hereto and incorporated into this Item 5.02 by reference.

Amendment to Madison Square Garden Sports Corp. Award Agreements

The Company approved, effective as of April 20, 2023, three forms of award agreements for the grants of restricted stock units, performance restricted stock units and stock options under the 2015 Employee Stock Plan under which holders of such awards will continue to vest so long as they remain employed by the Company, Sphere Entertainment or MSG Entertainment or affiliates of such entities; provided that an employee who moves between the Company (or one of its subsidiaries), Sphere Entertainment (or one of its subsidiaries) or MSG Entertainment (or one of its subsidiaries) at a time when the applicable entities are no longer affiliates will not continue to vest in such awards and such change will constitute a termination of employment for purposes of the award agreement. Where the vesting treatment set forth in in an award agreement differs from the treatment set forth in an employee’s employment agreement with the Company, the employment agreement will control.

The description above is qualified in its entirety by reference to the forms of award agreement, which are attached as Exhibits 10.3–10.5 hereto and incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

Certain Relationships and Potential Conflicts of Interest

Following the distribution by Sphere Entertainment of approximately 67% of the issued and outstanding shares of the common stock of MSG Entertainment to its stockholders (the “MSG Entertainment Distribution”), there are, and may in the future be, overlaps between certain officers of the Company, on the one hand, and MSG Entertainment, Sphere Entertainment or AMC Networks Inc. (“AMC Networks”), on the other hand. James L. Dolan serves as the Executive Chairman of the Company, the Executive Chairman and Chief Executive Officer of Sphere Entertainment and of MSG Entertainment and as Non-Executive Chairman of AMC Networks. In addition,

Charles F. Dolan will continue to serve as Chairman Emeritus of AMC Networks concurrently with his service on the Company’s Board of Directors. As a result, not all of the Company’s executive officers devote their full time and attention to the Company’s affairs. Further, nine members of the Company’s Board, including James L. Dolan, are directors of MSG Entertainment, ten members of the Company’s Board, including James L. Dolan, are directors of Sphere Entertainment and seven members of the Company’s Board, including James L. Dolan, are directors of AMC Networks.

The overlapping directors and officers may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there will be the potential for a conflict of interest when the Company or MSG Entertainment, Sphere Entertainment or AMC Networks looks at certain acquisitions and other corporate opportunities that may be suitable for both of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that will exist between MSG Entertainment, Sphere Entertainment or AMC Networks on the one hand and the Company on the other hand. In addition, certain of the Company’s directors and officers own stock and/or stock options or other equity awards of MSG Entertainment, Sphere Entertainment and AMC Networks. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company, Sphere Entertainment, MSG Entertainment and AMC Networks.

The Company’s amended and restated certificate of incorporation and existing overlap policy previously adopted by the Board (the “Overlap Policy” and together with the amended and restated certificate of incorporation, the “Overlap Provisions”) acknowledge that directors and officers of the Company may also be serving as directors, officers, employees or agents of AMC Networks or Sphere Entertainment (together, the “Overlap Persons”), and that the Company may engage in material business transactions with such entities and provides that no Overlap Person will be liable to the Company or its stockholders for breach of any fiduciary duty that would otherwise occur by reason of the fact that any such individual directs a corporate opportunity (other than certain limited types of restricted corporate opportunities set forth in the Overlap Provisions, provided that the Company is directly engaged in such business at the relevant time) to Sphere Entertainment or AMC Networks instead of the Company, or does not refer or communicate information regarding such corporate opportunities to the Company. The Overlap Provisions also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and Sphere Entertainment or AMC Networks and, to the fullest extent permitted by law, provide that the actions of the Overlap Persons in connection therewith are not breaches of fiduciary duties owed to the Company, any of its subsidiaries or their respective stockholders.

As a result of the MSG Entertainment Distribution, the Board has amended the Overlap Policy to extend the foregoing provisions to directors and officers of the Company who serve as directors, officers, employees or agents of MSG Entertainment or its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated as of December 27, 2021 between Madison Square Garden Sports Corp. and James L. Dolan, as amended and restated as of April 20, 2023.

10.2	Employment Agreement dated as of April 25, 2023 between Madison Square Garden Sports Corp. and Alex Shvartsman.

10.3	Form of Performance Restricted Stock Units Agreement Under the 2015 Employee Stock Plan.

10.4	Form of Restricted Stock Units Agreement Under the 2015 Employee Stock Plan.

10.5	Form of Stock Option Agreement Under the 2015 Employee Stock Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN SPORTS CORP.
(Registrant)

Date: April 25, 2023	By:	/s/ Victoria M. Mink
	Name:	Victoria M. Mink
	Title:	Executive Vice President, Chief Financial Officer and Treasurer